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                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statements No. 33-8388, No. 33-30981, No. 33-41958, No. 33-47893, No. 333-1191, and No.
333-15857 of Buffets, Inc. on Form S-8 and in Registration Statement No. 333-663 of Buffets, Inc. on form S-3 of our report dated February 11, 1998, incorporated by reference in the Annual Report on Form 10-K of Buffets, Inc. for the fiscal year ended December 31, 1997.

/s/ Deloitte & Touche LLP



Minneapolis, Minnesota
March 25, 1998


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